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                                                         EXHIBIT 23.2



                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 1 to Registration Statement 333-39646 of PF.Net Communications, Inc. on Form S-4 of our report dated April 3, 2000, which expresses an unqualified opinion and includes explanatory paragraphs regarding PF.Net Communications, Inc.'s development stage status and the reclassification of put warrants from equity to a liability.

We also consent to the references to us under the headings "Selected Financial Data" and "Independent Auditors" in such Registration Statement.


Costa Mesa, California
July 17, 2000